SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 22, 2002

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

      On July 22, 2002, the Board of Directors of Central Vermont Public Service Corporation (the "Company"), upon recommendation of the Audit Committee, made a determination to engage Deloitte & Touche LLP to serve as the Company's independent public accountants for the 2002 calendar year, replacing Arthur Andersen LLP ("Arthur Andersen"), which has served as the Company's independent public accountants for over 15 years. This determination followed the Company's decision to request proposals from independent public accountants to audit the Company's financial statements beginning with the year ended December 31, 2002.

      Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to audit scope or accounting principles. Arthur Andersen's reports include an explanatory paragraph related to the uncertainty of the Company's ability to recover stranded costs resulting from the potential cancellation of the power contract between the Company and its wholly owned subsidiary, Connecticut Valley Electric Company. If the power contract is ultimately cancelled and the Company is unable to obtain an order authorizing the recovery of a significant portion of the exit fee, or other appropriate stranded cost mechanism, the Company would be required to recognize a loss under this contract of a material amount. The Company is awaiting a decision by the Federal Energy Regulatory Commission on this matter and is also continuing negotiations with various parties to the New Hampshire restructuring proceedings, however, the Company cannot predict the ultimate outcome of this matter. For the fiscal year ended December 31, 2000, Arthur Andersen's report also included an explanatory paragraph related to the uncertainty of the Company's recovery of a portion of purchased power costs under its Hydro-Quebec contracts which could have had a significant adverse impact on the Company and its financial viability. On June 26, 2001, the Vermont Public Service Board issued an order on the Company's November 2000 rate case filing, which among other issues, ended uncertainty over the future recovery of Hydro-Quebec contract costs.

      During the two most recent fiscal years ended December 31, 2001 and 2000 and through the filing date of this Current Report on Form 8-K, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements for such periods. None of the reportable events as specified in Item 304(a)(1)(v) of Regulation S-K occurred during the Company's two most recent calendar years or during the subsequent interim period through the filing date of this Current Report on Form 8-K.

      During the two most recent fiscal years ended December 31, 2000 and 2001 and through the filing date of this Current Report on Form 8-K, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ John J. Holtman John J. Holtman, Vice President and Controller

July 24, 2002